UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2010
GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34871	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
GTSI Corp. (the “Company” or “GTSI”) entered into a Third Amendment to Credit Agreement, effective as of September 15, 2010, with Castle Pines Capital LLC (“CPC”) and Wells Fargo Capital Finance, LLC, formerly known as Wells Fargo Foothill, LLC (the “Third Amendment”). The Third Amendment amends the Company’s Credit Agreement, effective as of May 27, 2009 (the “Original Credit Agreement”), as amended, by and among GTSI, CPC and Wells Fargo Foothill, LLC. For a discussion of the Original Credit Agreement and the First Amendment to Credit Agreement, also effective as of May 27, 2009, see GTSI’s Form 8-K filed with the Securities and Exchange Commission on June 2, 2009.
The Third Amendment increased the amount of GTSI stock that GTSI may repurchase during the specified period from an aggregate redemption price of $5 million to an aggregate redemption price of $10 million.
The Third Amendment also expanded the exceptions to GTSI’s negative covenant not to incur indebtedness to include the Corporate Guaranty, dated September 15, 2010 (the “Corporate Guaranty”), between GTSI and CPC. Pursuant to the Corporate Guaranty, GTSI guaranteed Trapollo LLC’s (“Trapollo”) obligations to CPC up to a maximum amount of $1 million with respect to the credit agreement between Trapollo and CPC dated September 7, 2010. In connection with the Corporate Guaranty, GTSI and Trapollo entered into an Indemnification Agreement, dated September 15, 2010, whereby Trapollo agreed to indemnify and hold GTSI harmless against, and reimburse GTSI for, any and all payments, losses, costs, liabilities and expenses, including attorneys’ fees and costs of review and defense, incurred by GTSI as a result of, or otherwise arising from, any demand, request or any other action taken by CPC (or any successor to CPC) pursuant to or otherwise in respect of the Corporate Guaranty (the “Indemnification Agreement”). GTSI entered into the Corporate Guaranty and Indemnification Agreement in connection with a business relationship with Trapollo that is expected to involve GTSI selling products to third parties pursuant to subcontracts or similar arrangements with Trapollo. Trapollo is a recently formed limited liability company. Todd Leto, a former senior GTSI officer, is the chief executive officer and partial owner of Trapollo.”
The foregoing descriptions of the Third Amendment, Corporate Guaranty and Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Third Amendment, Corporate Guaranty and Indemnification Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively. The Second Amendment to Credit Agreement and First Amendment to Security Agreement (the “Second Amendment”), effective as of July 24, 2009, by and among GTSI, CPC and Wells Fargo Foothill, LLC, is also attached herewith as Exhibit 10.4. The Second Amendment was not material to the Company and is being provided herein for the sake of completeness.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1 Third Amendment to Credit Agreement effective as of September 15, 2010 among GTSI Corp., Castle Pines Capital LLC and Wells Fargo Capital Finance, LLC
10.2 Corporate Guaranty effective as of September 15, 2010 between GTSI Corp. and Castle Pines Capital LLC
10.3 Indemnification Agreement dated September 15, 2010 between GTSI Corp. and Trapollo LLC
10.4 Second Amendment to Credit Agreement and First Amendment to Security Agreement effective as of July 24, 2009 among GTSI Corp., Castle Pines Capital LLC and Wells Fargo Foothill, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Date: September 21, 2010